                            PLY GEM INDUSTRIES, INC.

              Convertible Senior Subordinated Discount Debentures
                                    Due 2008

                               STANDBY AGREEMENT


                                                               February 23, 1994


PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

  Ply Gem Industries, Inc. (the "Company") proposes to redeem on March 25, 1994 (the "Redemption Date"), all outstanding Convertible Senior Subordinated Discount Debentures Due 2008 (the "Debentures"), at the redemption price of $1,000.00, plus accrued interest to the Redemption Date of $48.33 per $1,000 principal amount of Debentures (such redemption price, including accrued interest, is hereinafter referred as the "Redemption Price"). The Debentures are convertible into shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"). The right to convert the Debentures into Common Stock will terminate at the close of business on the date which is two business days prior to the Redemption Date, March 23, 1994 (the "Conversion Expiration Date").

  In order to assure the availability of funds to redeem the Debentures, the Company desires to make arrangements pursuant to which the shares (the "Standby Shares") of its Common Stock otherwise issuable on the Redemption Date on conversion of Debentures not surrendered for conversion by the close of business on the Conversion Expiration Date will be, subject to the terms and conditions hereof, purchased from the Company by PaineWebber Incorporated (the "Purchaser") for resale to the public.

  1. Sale and Purchase of the Standby Shares. Subject to the terms and conditions hereof, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the Standby Shares for an aggregate price equal to the aggregate Redemption Price of the Debentures not surrendered for conversion by the close of business on the Conversion Expiration Date.

  2. Payment and Delivery; Fees, etc.

   (a) Payment and Delivery. Immediately after 5:00 p.m. New York City time on the Conversion Expiration Date, the Company shall give or shall cause Harris Trust Company of New York (the "Depositary Agent"), to give to the Purchaser written notice of the aggregate principal amount of Debentures not theretofore duly surrendered for conversion as described above and of the aggregate Redemption Price with respect to such Debentures. At the opening of business on the date that is one business day prior to the Redemption Date (that date and time being called the "Delivery Date"), the Purchaser will deliver to the Company an amount representing the purchase price payable under Section 1 for all Standby Shares by certified or official bank check payable to the order of the Company in New York Clearing House (next day) funds, and the Company will deliver to the Purchaser a certificate registered in the Purchaser's name in marketable form representing the Standby Shares.

  At 10:00 a.m., New York City time, on the fifth business day following the Delivery Date, or at such other time on such other date as may be agreed on by the Company and the Purchaser (the "Exchange Date"), the Company will deliver to the Purchaser, in exchange for the certificate referred to above, certificates for the Standby Shares in definitive form, registered in such names and in such denominations as the Purchaser requests at least two full business days before the Exchange Date. Such certificates will be made available to the Purchaser for checking and packaging, at a place in New York, New York, as is designated by the Purchaser, at least one full business day before the Exchange Date.

  All deliveries of funds and stock certificates will take place at the Purchaser's office at 1285 Avenue of the Americas, New York, New York.

   (b) Resale Profits. The Company understands that the Purchaser intends to resell the Standby Shares, as well as shares of Common Stock issued to the Purchaser upon conversion of Debentures purchased by the Purchaser subsequent to the date hereof (the "Conversion Shares"), from time to time at prices prevailing in the open market and confirms that the Purchaser and dealers selected by the Purchaser have been authorized by the Company to distribute the Prospectus in connection with such resales. The Purchaser will remit to the Company 50% of the excess of the total proceeds received on the sale of the Standby Shares and the Conversion Shares over the total purchase price paid by the Purchaser for such shares, after deducting from such proceeds of sale any selling concessions, commissions, transfer taxes and other direct, out-of pocket selling expenses. The Purchaser will provide the Company on each trading day until the 10th business day after the Redemption Date a schedule of data of sales on such day. On completion of the sale of such shares, the Purchaser will furnish the Company a statement setting forth the total proceeds received on the sale and the applicable selling concessions, commissions, transfer taxes and other direct, out-of-pocket selling expenses. For purposes of the foregoing determination, any shares not sold by or for the account of the Purchaser before the close of business on the 10th business day after the Redemption Date will be deemed to have been sold on such tenth business day for an amount equal to the last sale price of the Common Stock on such day as reported on the American Stock Exchange (or if no sales shall have occurred on such date, the average of the closing bid and asked prices on such date). Payment of any amount due under this paragraph will be made by the 12th business day after the Redemption Date in same day funds. Otherwise, the Purchaser, in its discretion, may determine the price or prices at which, and the time or times when, any Standby Shares will be sold and in what manner.

   (c) Commitment Fee. As compensation for the commitment of the Purchaser under this Agreement, the Company will pay the Purchaser (i) on the date hereof, $ 375,000 (the "Commitment Fee") and (ii) on the Delivery Date, an additional amount (the "Take-up Fee") as follows: (A) $.90 per share for each Standby Share and Conversion Share issued or issuable to the Purchaser in excess of 137,675 shares, up to 523,165 shares, and (B) $.95 per share for each Standby Share and Conversion Share issued or issuable to the Purchaser in excess of 523,165 shares. The Commitment Fee shall be payable in same day funds and the Take-up Fee shall be payable in next day funds.

   (d)   Open Market Transactions; Solicitations.

     (1) The Company acknowledges that it is aware that the Purchaser may (but will not be obligated to) purchase Debentures, in the open market or otherwise, in such amounts and at such prices as the Purchaser deems advisable. All Debentures so purchased will be converted into Common Stock. Such Conversion Shares, when so acquired by the Purchaser may be sold at any time or from time to time by the Purchaser pursuant to the Registration Statement (as defined below). The Company further acknowledges that it is aware that the Purchaser may purchase or sell shares of Common Stock for long or short account on the American Stock Exchange or otherwise, at such times and prices and on such terms as the Purchaser may deem advisable, and that such purchases or sales, if commenced, may be discontinued at any time. Nothing contained herein shall limit the Purchaser's right, in its discretion, to determine the price or prices at which, or the time or times when, any Debentures or shares of Common Stock may be purchased or sold by the Purchaser, whether prior to or after the Redemption Date and whether for long or short account.

     (2) The Purchaser will surrender for conversion into Common Stock any Debentures beneficially owned by it on or before the Conversion Expiration Date.

     (3) The Purchaser will not solicit conversions of Debentures into Common Stock. The Company has not paid or given, and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting conversions of Debentures into Common Stock.

 3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

   (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations adopted by the Commission under the Act (the "Rules"), a registration statement on such Form, including a form of final prospectus, relating to the Standby Shares. Such registration statement, including exhibits and financial schedules thereto, when it becomes effective (the "Effective Date"), is called the "Registration Statement," and the prospectus, as first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, then the form of final prospectus included in the Registration Statement, is called the "Prospectus." Any reference to the Registration Statement or the Prospectus includes the documents incorporated by reference pursuant to Item 12 of Form S-3 and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Act on or before the Effective Date of the Registration Statement or the date of the Prospectus, as the case may be; and the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus includes the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the date of the Prospectus and incorporated therein by reference. For purposes of any representation made as of the date of this Agreement, the terms "Registration Statement" or "Prospectus" shall be deemed to refer to the registration statement or prospectus, as the case may be, as first filed with the Commission. The Company understands that the Purchaser proposes to resell the Standby Shares, as set forth in the Prospectus, as soon as practicable after the Redemption Date. The Company confirms that the Purchaser and dealers are authorized to distribute the Prospectus, as well as any amendment or supplement thereto.

   (b) On the date of this Agreement, on the Effective Date and when the Prospectus is first filed with the Commission pursuant to Rule 424(b), if so required, when any post-effective amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and on the Delivery Date, the Registration Statement, the Prospectus, as amended or supplemented, together with any such amendment or supplement, will comply in all material respects with the requirements of the Act and the Rules, and no part of the Registration Statement or the Prospectus, as amended or supplemented, or any such amendment or supplement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation does not apply to statements or omissions made in reliance on and in conformity with written information furnished in writing to the Company by the Purchaser expressly for inclusion in the Registration Statement, Prospectus, amendment or supplement.

   (c) At the close of business on February 22, 1994, there were $50 million principal amount of Debentures outstanding. The redemption of the Debentures on the Redemption Date has been duly authorized by all required action by the Company. The Debentures will have been duly called for redemption on the Redemption Date in accordance with the terms of the Indenture, dated as of October 1, 1988, between the Company and Bank of Montreal Trust Company, as trustee, as amended (the "Indenture"). The right to convert the Debentures into Common Stock expires on the close of business on the Conversion Expiration Date.

   (d) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Standby Shares. No holder of securities of the Company has any right to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company.

   (e) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder, and at such time none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, and on the Delivery Date, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (f) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, (ii) rights to indemnity or contribution hereunder may be limited by federal or state securities laws, and (iii) enforceability may be limited by general principles of equity.

   (g) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

   (h) Each subsidiary of the Company (collectively, the "Subsidiaries") has been duly incorporated, and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business. Except as disclosed in the Prospectus, the Company owns directly or indirectly all the outstanding shares of capital stock of each Subsidiary, free and clear of all liens, charges, claims and encumbrances of any kind, and all such shares are validly issued, fully paid and nonassessable. Except as disclosed in the Prospectus, there is no commitment, plan, arrangement or understanding on the part of any Subsidiary to issue, and there is outstanding no option, warrant, right or convertible security upon the exercise of which any Subsidiary may be obligated to issue, any shares of its capital stock.

   (i) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required except where the absence of such qualification would not have a material adverse effect on the business, operations, properties, prospects, stockholders' equity, profits or condition (financial or otherwise) of the Company and its Subsidiaries considered as a single enterprise (referred to hereinafter as a "Material Adverse Effect").

   (j) There is no pending or known threatened action, suit or proceeding before any court, governmental body or arbitrator involving the Company or any of its Subsidiaries (i) of a character required to be disclosed in the Registration Statement that is not adequately disclosed therein, or, in the case of any known threatened action, would be required to be so disclosed if such action were pending, (ii) that might have a Material Adverse Effect, or
(iii) that might affect the consummation of the transactions contemplated hereby.

   (k) The Company and its Subsidiaries have duly filed all federal, state, local and other tax returns which are required to have been filed and have paid all taxes and assessments which have become due as shown on such returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles and except for such taxes the non-payment of which would not, individually or in the aggregate, have a Material Adverse Effect. All federal, state, local and other taxes required to be accrued under generally accepted accounting principles as consistently applied by the Company or its Subsidiaries since the filing of such returns have been accrued on the books of the Company or its Subsidiaries. The Internal Revenue Service has raised no pending claims, assessments or deficiencies in connection with the federal income tax returns of the Company and its Subsidiaries and no grounds exist for the assertion of such claims, assessments or deficiencies.

   (l) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Standby Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable and have been listed on the American Stock Exchange, subject to official notice of issuance; and the Common stock conforms in all material respects to all statements relating thereto contained in, and incorporated by reference into, the Prospectus. Except as disclosed in the Prospectus, there is no commitment, plan, arrangement or understanding on the part of the Company to issue, and there is outstanding no option, warrant, right or convertible security upon the exercise of which the Company may be obligated to issue, any shares of its capital stock.

   (m) The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized. Such shares will, when so issued upon surrender of the Debentures in accordance with the terms of the Indenture, be validly issued, fully paid and nonassessable, will conform to the description of the Common Stock contained in the Prospectus and have been listed on the American Stock Exchange, subject to official notice of issuance.

   (n) Except as described in the Prospectus, on and after the date hereof and prior to the close of business on the Delivery Date, there will be no change in the outstanding capital stock of the Company and the Company will not issue or sell, or enter into any agreement, arrangement or understanding of any kind (except this Agreement), or take any action, for the issuance or sale of any capital stock of the Company (or any securities convertible into, exercisable for or exchangeable for capital stock) or otherwise dispose of any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for capital stock, other than (i) the issuance of the Standby Shares pursuant to this Agreement, (ii) the granting of employee stock options only pursuant to the terms of employee stock option plans as in effect on the date of this Agreement and as described in the Prospectus and the Registration Statement , except that the Company may amend its employee stock option plan to increase by 2,500,000 the number of options that may be granted thereunder and may grant options for up to 600,000 shares thereunder, subject to stockholder approval, and

(iii) the issuance of shares of Common Stock upon the exercise or conversion of currently outstanding stock options, warrants or convertible securities and will obtain and deliver to the Purchaser on the date of this Agreement a written undertaking from each of its directors not to engage in any of the aforementioned transactions on his or her own behalf.

   (o) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition that is contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject which default could have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the call of the Debentures for redemption on the Redemption Date and the issuance and sale of the Standby Shares pursuant will not conflict with or constitute a breach of, or default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, rule, administrative regulation or administrative or court order or decree applicable to the Company, except for such conflicts, breachs, defaults or violations that could not, individually or in the aggregate, have a Material Adverse Effect.

   (p) No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might reasonably be expected to result in a material adverse change in the business, operations, properties, stockholders' equity, profits or condition (financial or otherwise) of the Company and its Subsidiaries considered as a single enterprise.

   (q) The Company and its Subsidiaries own or possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intangibles") which are presently employed by them in connection with the business now operated by them and to be operated on the Delivery Date and as contemplated by the Prospectus and the Registration Statement and the absence of which could have a Material Adverse Effect and all of such Intangibles are valid and enforceable. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect and no grounds exist for the assertion by any third party of a claim that any Intangible infringes or conflicts with asserted rights of such third party.

   (r) No authorization, approval, registration, qualification, order or consent of any court or governmental authority or agency is necessary in connection with the issue and sale of the Standby Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except such as may be required under the Act or state securities laws.

   (s) The Company and its Subsidiaries possess such valid certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct the business now operated by them and as to be conducted on the Delivery Date and as contemplated by the Prospectus and the Registration Statement, except for such Certificates, authorities or permits, the failure of which to possess, individually or in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit. Neither the Company nor any Subsidiary is in violation of any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or such Subsidiary or any of the property or assets of the Company or such Subsidiary (including, without limitation, any such law, statute, ordinance, rule, regulation, order or decree with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes), which violation could have a Material Adverse Effect.

   (t) The Company and its Subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property, both tangible and intangible, which are stated in the Prospectus to be owned or leased by any of them, free and clear of all liens, encumbrances, claims, security interests and defects, other than as referred to in the Registration Statement and Prospectus. No real property owned, leased, licensed or used by the Company or any Subsidiary lies in an area which is, or to the best knowledge of the Company or such Subsidiary will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing or use of any real or personal property exists which would prevent, the continued ownership, leasing, licensing or use of such real property in the business of the Company or such Subsidiary as presently conducted or as the Prospectus may indicate it contemplates conducting (except as may be disclosed in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a Material Adverse Effect).

   (u) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not so described, filed or incorporated by reference as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except to that extent (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws nor or hereafter in effect relating to creditors' rights generally; and (ii) enforceability may be limited by general principles of equity.

   (v) The Debentures are convertible into Common Stock at a conversion rate of 55.070 shares of Common Stock per $1,000 principal amount of Debentures, or $18.16 per share.

   (w) The Commission has not issued and, to the best knowledge of the Company is not threatening to issue, any order preventing or suspending the use of any Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).

   (x) The accountants whose reports with respect to the financial statements of the Company are filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with regard to the Company and the Subsidiaries as required by the Act and the Rules. The consolidated financial statements of the Company and its consolidated Subsidiaries (including the related notes) and the selected financial information (including the financial information as of, and for the period ending, December 31, 1993 (the "1993 Year End Information")) included or incorporated by reference in the Registration Statement present fairly or, in the case of information incorporated by reference from documents filed with the Commission after the date hereof, will present fairly, the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries at the respective dates thereof and for the respective periods covered thereby. Such financial statements and the 1993 Year End Information have been or will be prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein. The 1993 Year End Information included in the Prospectus will conform in all respects with the information set forth in the Company's audited financial statements for the year ended December 31, 1993, as such information appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1993. The supporting schedules of the Company incorporated by reference in the Registration Statement or the Prospectus present fairly the information required to be presented therein in relation to the financial statements taken as a whole.

   (y) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale of the Standby Shares.

   (z) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement, there has not been any material adverse change in the business, operations, properties, prospects, stockholders' equity, profits or condition (financial or otherwise) of the Company and its Subsidiaries considered as a single enterprise, whether or not arising from transactions in the ordinary course of business, and since September 30, 1993, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its Subsidiaries considered as a single enterprise, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business and consistent with past practice or are disclosed in the Registration Statement.

   (aa) Neither the Company, nor any Subsidiary thereof, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to any foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

   (bb) Neither the Company, nor any Subsidiary thereof is, or is conducting its business in a manner that would cause it to become, an "investment company" or a company "controlled by an investment company" as defined in the Investment Company Act of 1940, as amended.

  4. Agreements of the Company.  The Company hereby covenants and agrees that:

   (a) The Company will not file any amendment or supplement to the Registration Statement or Prospectus as filed with the Commission unless a copy is first submitted to the Purchaser in advance of its filing and the Purchaser has not reasonably objected to it. Subject to the foregoing sentence, the Company will file, in a timely manner, with the Commission any document required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and incorporated by reference in the Registration Statement or Prospectus. The Company will file with the Commission its annual report on Form 10-K for the year ended December 31, 1993 no later than March 21, 1994.
   (b) As soon as the Company is so advised, the Company will advise the Purchaser of (1) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement, (2) receipt of the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement or the Prospectus, (3) any notification with respect to the suspension of the qualification of the Common Stock issuable upon conversion of the Debentures or of the Standby Shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (4) the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or that requires the making of a change in the Registration Statement or the Prospectus in order to make any statement therein not misleading. The Company will make every reasonable effort to cause the Registration Statement to be declared effective and to prevent the issuance of an order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

   (c) The Company will deliver to the Purchaser, without charge, (1) two signed copies of the Registration Statement and any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (2) as many conformed copies of the Registration Statement and any amendments thereto (excluding exhibits) as the Purchaser reasonably requests. The Company will deliver to the Purchaser, on or before March 2, 1994, a certificate of an appropriate executive officer satisfactory to the Purchaser of each subsidiary of the Company in form and substance the same as the certificate delivered by the Secretary of the Company to the Purchaser on the date hereof.

   (d) During such period as a prospectus is required by law to be delivered by the Purchaser or dealers, the Company will deliver, without charge, to the Purchaser and to dealers, at such office or offices as the Purchaser designates, as many copies of the Prospectus (not including any incorporated documents) as the Purchaser reasonably requests, and, if any event occurs as a result of which it is necessary in the opinion of counsel for the Company or Purchaser to amend or supplement the Prospectus in order to make the statements in it, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if during such period it is necessary in the opinion of counsel for the Company or Purchaser to amend or supplement the Prospectus to comply with the Act or Rules or with a request by the Commission, the Company will promptly prepare, submit to the Purchaser, file with the Commission and deliver, without charge, to the Purchaser and to dealers (whose names and addresses the Purchaser will furnish the Company) to whom Standby Shares may have been sold by the Purchaser, and to other dealers upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus, as amended or supplemented, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the Act and the Rules. Delivery by the Purchaser of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 5.

   (e) The Company will make generally available to the Company's security holders, as soon as practicable but in no event later than the end of the 15th full calendar month following the end of the Company's fiscal quarter in which the Effective Date occurs, an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules.

   (f) The Company will take such action as the Purchaser may request in order to qualify the Standby Shares and the Conversion Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Purchaser may reasonably request; provided that the Company will not be obligated to qualify to do business in any jurisdiction where it is not now required to be so qualified.

   (g) The Company will cause the Depositary Agent to deliver notice to the Purchaser immediately after 5:00 p.m., New York City time on the Conversion Expiration Date stating the aggregate principal amount of Debentures surrendered for redemption, the amount surrendered for conversion, and the amount not received.

   (h) The Company will (x) pay, or reimburse if paid by the Purchaser, all expenses of the Purchaser incurred in connection with the transactions contemplated by the Agreement, including, without limitation, reasonable fees of counsel for the Purchaser in connection with the preparation of this Agreement and the transactions contemplated hereby, up to a maximum aggregate amount of $75,000, unless the Purchaser terminates this Agreement pursuant to the second sentence of Section 8(a) hereof or unless the Purchaser willfully defaults in its obligation to purchase the Standby Shares hereunder, and (y) pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and all amendments and supplements to the Registration Statement and the Prospectus, (2) the issuance of the Standby Shares and the preparation and delivery of certificates evidencing the Standby Shares, (3) the registration or qualification of the Standby Shares for offer and sale under securities or "blue sky" laws of the various jurisdictions referred to in paragraph (f) above, including the fees and disbursements of counsel for the Purchaser in connection therewith and the preparation and printing of a "blue sky" memorandum, (4) the furnishing to the Purchaser of copies of the Prospectus, all amendments or supplements to the Prospectus, and all other documents required by this Section to be so furnished, including costs of shipping and mailing, (5) the filing requirements, if any, of the National Association of Securities Dealers, Inc. in connection with its review of corporate financings, (6) the furnishing to the Purchaser and dealers of copies of all information required by paragraph (g) above, including costs of shipping and mailing, (7) all transfer taxes, if any, with respect to the sale and delivery of the Standby Shares by the Company to the Purchaser, (8) any listing of the Standby Shares on the American Stock Exchange, (9) preparing, printing, filing and distributing the Notice of Redemption and other documents to the holders of the Debentures, (10) the Trustee and Depositary Agent for the Debentures and (11) all other costs and expenses (including fees and disbursements of counsel) incident to the performance of the obligations of the Company under the Agreement.

   (i) For a period of five years from the effective date of the Registration Statement, the Company will furnish to the Purchaser copies of all public reports and all other public information, documents, reports and financial statements furnished by the Company (i) to stockholders, (ii) to the Exchange or (iii) to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

   (j) The Company will list the Standby Shares and the Conversion Shares on the American Stock Exchange.

   (k) The Company will mail or cause to be mailed not later than the close of business on the Effective Date of the Registration Statement a notice of redemption of all the outstanding Debentures (the "Notice of Redemption") by first class mail to each registered holder thereof, together with a letter of transmittal, the delivery and content of which Notice of Redemption and the redemption of the Debentures thereby shall conform to all the requirements of the Indenture.

   (l) The Company will direct the Depositary Agent to advise the Company and the Purchaser weekly, until the last week prior to the Redemption Date and then daily, of the aggregate principal amount of Debentures surrendered for conversion into Common Stock on the preceding day.

   (m) The Company will take no action the effect of which is or will be to require an adjustment in the conversion rate of the Debentures from the present rate set forth above.

   (n) The Company will not withdraw or apply for withdrawal of the Registration Statement prior to such time as the Purchaser shall have advised the Company that the offering and sale of the Common Stock by the Purchaser contemplated by this Agreement shall have been completed.

   (o) For a period of 90 days after the effective date of the Registration Statement, without the Purchaser's prior written consent, the Company will not issue or sell, or enter into any agreement, arrangement or understanding of any kind, or take any action, for the issuance or sale of, or otherwise dispose of any capital stock of the Company (or any securities convertible into, exercisable for or exchangeable for capital stock), other than (i) the issuance of the Standby Shares pursuant to this Agreement, (ii) the granting of employee stock options pursuant to the terms of employee stock option plans as in effect on the date of this Agreement and as described in the Prospectus and the Registration Statement; (iii) the issuance of shares of Common Stock upon the exercise or conversion of currently outstanding stock options, warrants or convertible securities and (iv) the surrender of shares of Common Stock in payment of the exercise price of employee stock options granted pursuant to the terms of employee stock option plans as in effect on the date hereof, and will obtain and deliver to the Purchaser on the date of this Agreement a written undertaking from each of its directors not to engage in any of the aforementioned transactions on his or her own behalf; provided, however, that the Company shall not be bound by the terms of this Section 4(o) in the event that the Purchaser does not purchase Standby Shares pursuant to the terms of this Agreement.

   (p) The Company will apply the proceeds from the sale of the Standby Shares as set forth under "Use of Proceeds" in the Prospectus.

   (q) The Company will (i) give the Purchaser as soon as reasonably practicable under the circumstances, prior written notice of the contents of any press release or other public announcement it intends to issue on or prior to the Redemption Date and (ii) consider in good faith any comments the Purchaser may have concerning the timing and content of such press release or public announcement.

  5. Conditions of the Purchasers Obligation. The obligation of the Purchaser to purchase the Standby Shares is subject to the accuracy, on the date of this Agreement and on the Delivery Date, of the representations and warranties of the Company in this Agreement, to the accuracy and completeness of all statements made by the Company or any of its officers in any certificate delivered to the Purchaser or its counsel pursuant to this Agreement, to performance by the Company of its covenants, agreements and obligations under this Agreement and to each of the following additional conditions:

   (a) The Registration Statement must have become effective not later than the first full business day next following the date of this Agreement or such later date as shall be consented to in writing by the Purchaser.

   (b) No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must have been complied with to the reasonable satisfaction of the Purchaser.

   (c) The Purchaser must receive on the date of this Agreement and on the Delivery Date a certificate, dated such dates, of the appropriate executive officer of the Company satisfactory to the Purchaser certifying that the signers have carefully examined the Registration Statement, the Prospectus and this Agreement, (1) the conditions set forth in Sections 5(a) and (b) hereof have been satisfied, (2) as of the effective date of the Registration Statement, the statements made in the Registration Statement and the Prospectus are true and correct, and neither the Registration Statement nor the Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), (3) the representations and warranties of the Company in this Agreement are true and correct on and as of the date of the certificate, (4) since September 30, 1993, there has not been a material adverse change in the business, operations, properties, stockholders' equity, profits or condition (financial or otherwise) of the Company and its Subsidiaries considered as a single enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus, and (5) to the best knowledge of such officers, no actions to prohibit the sale of the Standby Shares have been taken or threatened by the Commission. The Purchaser must receive on the Delivery Date a certificate, dated the Delivery Date, of such officers certifying to the effect set forth in (1), (2), (3), (4) and (5) above and (d) below and that the Company has performed all agreements that this Agreement requires it to perform by such Delivery Date.

   (d) Since the date of this Agreement (1) there must not have been any material change in the capital stock or long-term debt of the Company or its Subsidiaries considered as a single enterprise, (2) there must not have been a material adverse change in the business, operations, properties, stockholders' equity, profits or condition (financial or otherwise) of the Company and its Subsidiaries considered as a single enterprise, or any development that could reasonably be expected to result in such change, whether or not arising from transactions in the ordinary course of business, and (3) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with their business from fire, explosion, earth-quake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

   (e) The Purchaser must receive by 9:00 a.m. New York City time on the date of this Agreement a signed letter from Grant Thornton, dated the date of this Agreement, covering the matters to be discussed by such accounting firm as set forth in Annex A hereto.

   (f) The Purchaser shall have received on the Delivery Date a signed letter from Grant Thornton, dated such date, confirming, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Purchaser on the date of this Agreement pursuant to Section 5(e), that (i) nothing has come to their attention during the period from a date not more than five business days before the date of this Agreement, specified in the letter, to a date not more than five days before the date of such letter that would require any change in their letter dated and delivered pursuant to Section 5(e) on the date of this Agreement and (ii) that it has read the unaudited amounts for sales, net income and earning per share for the twelve months ended December 31, 1993 as set forth under the option "Recent Developments" in the Registration Statement and compared such amounts with corresponding amounts appearing in the Company's audited financial statements for the year ended December 31, 1993 and found them to be in agreement.

   (g) The legality and sufficiency of the call for redemption and the redemption of the Debentures, the conversion of the Debentures into Common Stock, the issue and sale to the Purchaser of the Standby Shares, the validity and form of the certificate representing the Common Stock deliverable to the Purchaser hereunder, all corporate proceedings and other legal matters incident to the foregoing and to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel for the Purchaser. The Purchaser shall have received on the date of this Agreement and on the Delivery Date from Modlin & Modlin, counsel for the Company, favorable opinions dated such dates, covering the matters set forth in Annex B hereto.

   (h) The Purchaser shall have received on the Delivery Date from Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, its counsel, a favorable opinion dated the Delivery Date, with respect to the incorporation of the Company, the validity of the Standby Shares, the Registration Statement, the Prospectus, and the sufficiency of all proceedings taken in connection with the sale and delivery of the Standby Shares. Such opinion and proceedings shall be reasonably satisfactory in all respects to the Purchaser. The Company must furnish to counsel for the Purchaser such documents as they may reasonably request for the purpose of enabling them to render such opinion.

   (i) The Standby Shares and the Conversion Shares have been listed on the American Stock Exchange, subject to official notice of issuance.

  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement will comply with this Agreement only if they are in form and scope reasonably satisfactory to counsel for the Purchaser.

   (j) Prior to the Delivery Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Purchaser or its counsel pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, all of the Purchaser's obligations hereunder may be cancelled by the Purchaser at, or at any time prior to, the Delivery Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy, telegraph or telex, confirmed in writing.

   (k) The Company shall have delivered to the Purchaser a written undertaking from each of its directors to the effect specified in Section 4(o) hereof.

  6.  Indemnification.

   (a) The Company shall indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act and Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several to which they, or any of them, may become subject under the Act, the Exchange Act, or any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Purchaser and each such controlling person for any legal and other expenses (incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as incurred, by the Purchaser or such controlling person in investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable to the extent that such loss, claim, damage, liability or expense arises out of or is based on an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for inclusion therein; and provided, further, that the foregoing indemnity with respect to the Prospectus will not inure to the benefit of the Purchaser if (i) the person asserting such loss, claim, damage, liability or expense purchased Standby Shares or Conversion Shares from the Purchaser and a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Purchaser to such person, if required by law so to have been given, at or prior to the written confirmation of the sale of the Standby Shares or the Conversion Shares to such person; provided, that the Company has delivered the Prospectus (or the Prospectus as amended and supplemented) to the Purchaser in requisite quantity on a timely basis to permit the delivery thereof, if required by law, at or prior to the confirmation of such sale to such person, and (ii) the Prospectus (as so amended or supplemented, if applicable) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Purchaser or any controlling person of the Purchaser.

   (b) The Purchaser shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Purchaser, but only insofar as losses, claims, damages, liabilities or expenses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance on and in conformity with information furnished in writing to the Company by the Purchaser expressly for inclusion therein. The Company acknowledges that the statement with respect to stabilization on the second page of, and the statements contained in the second and third paragraphs under the caption "Standby Arrangements" in, the Prospectus constitute the only information furnished in writing to the Company by the Purchaser expressly for use in any such document and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against or appearing as a third party witness in connection with such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Purchaser may otherwise have to the Company or any of its directors, officers or controlling persons.

   (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in any of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties and all such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim affected without its written consent, provided that such consent was not unreasonably withheld or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction if counsel to the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party that are different from or in addition to those available to one or more of the other indemnified parties.
An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim or action.

  7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing section is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Purchaser or is insufficient to hold harmless any indemnified party thereunder, the Company and the Purchaser will contribute to the total losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action or any claims asserted, but after deducting any contribution received by the Company from persons other than the Purchaser, who may also be liable for contribution) to which the Company and the Purchaser may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the purchase by the Purchaser and the subsequent offering of the Standby Shares or, if such allocation is not permitted under applicable law, in such proportion as shall be appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Purchaser on the other hand with respect to the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the aggregate Redemption Price of the Debentures bears to the compensation received by the Purchaser pursuant to Section 2(c). The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of any loss, claim, damage or liability or action in respect thereof referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, (i) the Purchaser shall not be required to contribute any amount in excess of the amount by which the compensation received by the Purchaser pursuant to Section 2(c) hereof exceeds the amount of any damages that the

Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 7. No party will be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

  8. Effective Date and Termination. (a) This Agreement shall become effective when the Purchaser and the Company shall have received notification of the effectiveness of the Registration Statement; provided, however, that the provisions of Sections 4, 6, 7 and this Section 8 shall at all times be effective. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Purchaser or by the Purchaser notifying the Company.

   (b) This Agreement may be terminated by the Purchaser by notice to the Company, without liability, on or before the Delivery Date if any of the conditions specified in Section 5 have not been fulfilled when and as required by this Agreement.

   The obligations of the Purchaser to purchase the Standby Shares may also be terminated at any time prior to the Delivery Date by notice to the Company from the Purchaser, in its absolute discretion, without liability on the part of Purchaser to the Company if, on or prior to the Delivery Date (i) any change in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of which is to make it, in the sole judgment of the Purchaser, impracticable or inadvisable to market the Standby Shares on the terms and in the manner contemplated by the Prospectus, (ii) trading in the Common Stock shall have been suspended by the Commission or by the American Stock Exchange or if trading generally on the New York Stock Exchange, the American Stock Exchange or the over the counter market shall have been suspended or limited, or minimum or maximum prices for trading shall have been fixed or maximum ranges for prices for securities have been required which are not in place on the date of this

Agreement, by such Exchanges or by order of the Commission or any other governmental authority, (iii) a general banking moratorium shall have been declared by federal or New York State authorities or (iv) in the Purchaser's opinion, any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or Prospectus in the business, operations, prospects, properties, stockholders' equity, profits or condition (financial or otherwise) of the Company and its Subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business other than as set forth in the Prospectus.

   If notice shall have been given by the Company pursuant to the second sentence of Section 8(a) preventing this Agreement from becoming effective, or if the Company shall fail to deliver the Standby Shares to the Purchaser for any reason permitted under this Agreement or if the Purchaser shall decline to purchase the Standby Shares for any reason permitted under this Agreement, the Company shall reimburse the Purchaser for the Purchaser's expenses that the Company has agreed to pay pursuant to Section 4(h), and upon demand the Company shall pay the full amount thereof to the Purchaser. In such event, the Company shall also pay its own expenses in accordance with Section 4(h).

  9. Miscellaneous. The reimbursement, indemnification and contribution agreements in Sections 4, 6, 7 and 8 and the representations, warranties and agreements of the Company and the Purchaser in this Agreement will remain in full force and effect regardless of whether the remainder of this Agreement becomes effective or any termination of this Agreement, any investigation made by or on behalf of the Purchaser, the Company or controlling person and delivery of and payment for the Standby Shares. On the first anniversary of the date hereof, the Company's reimbursement obligations set forth in Section 4(h) hereof shall terminate only with respect to expenses of which the Company is not aware on such anniversary.

  This Agreement is for the benefit of the Purchaser and the Company and their successors and assigns, and, to the extent expressed in this Agreement, for the benefit of persons controlling the Purchaser or the Company, and directors and officers of the Company, and directors, officers, employees and agents of the Purchaser and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" does not include any Purchaser of Standby Shares from the Purchaser merely because of such purchase.

  For the purposes of this Agreement, "business day" means any day on which the American Stock Exchange is open for trading and "close of business" means 5:00 P.M., New York City time.

  All notices and communications under this Agreement will be in writing, effective only on receipt and mailed or delivered, by messenger, facsimile transmission or otherwise, to the Purchaser, PaineWebber Incorporated, at 1285 Avenue of the Americas, New York, New York 10019, and to the Company, to its agent for service at such agent's address on the cover of the Registration Statement.

  This Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

  This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

                                            SIGNATURE PAGE FOR STANDBY AGREEMENT


     Please confirm that the foregoing correctly sets forth the agreement between us.


                                            Very truly yours,

                                            PLY GEM INDUSTRIES, INC.


                                            By:___________________________
                                               Name:
                                               Title:

Confirmed:

PAINEWEBBER INCORPORATED

By:_______________________
   Name:
   Title:

                                                                        ANNEX A

The signed letter from Grant Thornton to the Purchaser dated the date hereof shall be in form and substance reasonably satisfactory to the Purchaser and it's counsel

                                                                         ANNEX B


   1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

   2. Each subsidiary of the Company (collectively, the "Subsidiaries") has been duly incorporated, and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business. Except as disclosed in the Prospectus and except with respect to [insert names of 2 50/50 owned entities], the Company or its Subsidiaries owns directly or indirectly all the outstanding shares of capital stock of each Subsidiary, free and clear of all liens, charges, claims and encumbrances of any kind, and all such shares are validly issued, fully paid and nonassessable. Except as disclosed in the Prospectus, to the best of such counsel's knowledge, there is no commitment, plan, arrangement or understanding on the part of any Subsidiary to issue, and there is outstanding no option, warrant, right or convertible security upon the exercise of which any Subsidiary may be obligated to issue, any shares of its capital stock, except in accordance with the Company's employee stock option plans.

   3. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required except where the absence of such qualification would not have a material adverse effect on the business of the Company and its Subsidiaries considered as a single enterprise.

   4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Standby Shares have been duly authorized for issuance and sale to the Purchaser pursuant to the Standby Agreement and, when issued and delivered by the Company pursuant to the Standby Agreement against payment of the consideration set forth therein, will be validly issued and fully paid and nonassessable and have been listed on the American Stock Exchange, subject to official notice of issuance; and the Common stock conforms in all material respects to all statements relating thereto contained in, and incorporated by reference into, the Prospectus. Except as disclosed in the Prospectus, to the best of such counsel's knowledge, there is no commitment, plan, arrangement or understanding on the part of the Company to issue, and there is outstanding no option, warrant, right or convertible security upon the exercise of which the Company may be obligated to issue, any shares of its capital stock.

   5. The redemption of the Debentures on the Redemption Date has been duly authorized by all required action by the Company. The Debentures will have been duly called for redemption on the Redemption Date in accordance with the terms of the Indenture, dated as of October 1, 1988, between the Company and the Trustee, as amended (the "Indenture").

   6. The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized. Such shares will, when so issued upon surrender of the Debentures in accordance with the terms of the Indenture, be validly issued, fully paid and non-assessable, will conform to the description of the Common Stock contained in the Prospectus and have been listed on the American Stock Exchange, subject to official notice of issuance.

   7. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Standby Shares. No holder of securities of the Company has any right to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company.

   8. The Company meets the requirements for use of Form S-3 under the Act. The Registration Statement, the Prospectus, as amended or supplemented, together with any such amendment or supplement, conform as to form in all material respects with the requirements of the Act and and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") under the Act (the "Rules"). The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder.

   9. The Standby Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, (ii) rights to indemnity or contribution hereunder may be limited by federal or state securities laws, and (iii) enforceability may be limited by general principles of equity.

   10. There is no action, suit or proceeding pending or, to the best knowledge of such counsel, threatened, before any court, governmental body or arbitrator involving the Company or any of its Subsidiaries (i) of a character required to be disclosed in the Registration Statement that is not adequately disclosed there, or, in the case of any threatened action of which such counsel has knowledge, would be required to be so disclosed if such action were pending, (ii) that might have a Material Adverse Effect, or (iii) that might affect the consummation of the transactions contemplated by the Standby Agreement.

   11. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws. Neither the execution, delivery or performance of the Standby Agreement nor the consummation of the transactions contemplated therein, including, without limitation, the call of the Debentures for redemption on the Redemption Date and the issuance and sale of the Standby Shares pursuant thereto will conflict with or constitute a breach of, or default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, rule, administrative regulation or administrative or court order or decree applicable to the Company.

   12. No authorization, approval, registration, qualification, order or consent of any court or governmental authority or agency is necessary in connection with the issue and sale of the Standby Shares or the consummation by the Company of the other transactions contemplated by the Standby Agreement, except such as may be required under the Act or state securities laws.

   13. There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not so described, filed or incorporated by reference as required.

   14. The Commission has not issued and, to the best knowledge of such counsel is not threatening to issue, any order preventing or suspending the use of any Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).

   15. Neither the Company, nor any Subsidiary thereof is, or is conducting its business in a manner that would cause it to become, an "investment company" or a company "controlled by an investment company" as defined in the Investment Company Act of 1940, as amended.

  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which the contents of the Registration Statement and Prospectus were discussed and that nothing has come to such counsel's attention that leads them to believe that either the Registration Statement (other than the financial statements, notes, financial statement schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express an opinion), or the documents incorporated by reference therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (other than the financial statements, notes, financial statement schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express an opinion) as of its date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.